Exhibit 99.1

RumbleOn Reports Second Quarter 2024 Financial Results

IRVING, Texas – August 7, 2024 – RumbleOn, Inc. (NASDAQ: RMBL), the "Company" or "RumbleOn", today announced results for the second quarter ended June 30, 2024.

Key Second Quarter 2024 Highlights (Compared to Second Quarter 2023):
•Revenue of $336.8 million decreased 12.0%
•Net loss totaled $0.7 million compared to net loss of $13.6 million
•Selling, general & administrative expense (SG&A) was $71.4 million compared to $100.3 million. Adjusted SG&A(1) decreased 19.4% to $70.8 million, or 78.7% of gross profit (GP), from $87.8 million, or 82.5% of GP
•Adjusted EBITDA(1)(2) of $16.2 million decreased 19.8%

Other Highlights:
•Operating cash flows for the first half of 2024 totaled $29.2 million compared to $(5.6) million in 2023. Free Cash Flow(1) for the first half of 2024 was $28.2 million compared to $(11.6) million in the 2023 period
•The Company reduced Non-Vehicle Net Debt by $33.8 million in the first half of 2024
•Executed an amendment with Term Loan Lender
•Executed the initial phase of Vision 2026 strategy to run the best dealerships in America, which is expected to yield $30 million of annualized savings
•In June, the Company opened RideNow Powersports Houston, a dedicated pre-owned vehicle dealership

"Our second quarter performance reflects the strength of our powersports dealership group as we continue to progress on our turnaround. It is a challenging time for the powersports industry, as we navigate a high interest environment, a cautious consumer, and inflated new major unit inventories. Despite these challenges, I'm proud of the way our team has responded. The team's efforts delivered positive free cash flow during the first half of 2024, and we expect to continue to deliver positive free cash flow in the back half of 2024. We remain laser focused on achieving our Vision 2026 goals and creating per-share value," stated Mike Kennedy, RumbleOn's CEO.

Second Quarter 2024 Results

	Second Quarter
($ in millions)	2024	2023	YOY Change
Revenue	$336.8	$382.7	(12.0)%
Gross Profit	$89.9	$106.4	(15.5)%
SG&A	$71.4	$100.3	(28.8)%
Adjusted SG&A(1)	$70.8	$87.8	(19.4)%
Operating Income	$15.4	$0.8	NM
Loss from Continuing Operations	$(0.7)	$(12.8)	94.5%
Adjusted EBITDA(1)(2)	$16.2	$20.2	(19.8)%

Unit Retail Sales:
New Powersports	12,004	13,126	(8.5)%
Pre-owned Powersports	4,796	6,137	(21.9)%

	First Half
($ in millions)	2024	2023	YOY Change
Operating Cash Flow	$29.2	$(5.6)	621.4%
Capital Expenditures	$(1.0)	$(6.0)	(83.3)%
Free Cash Flow(1)	$28.2	$(11.6)	343.1%
	June 30, 2024	Dec. 31, 2023	Change
Cash	$58.1	$58.9	(1.4)%
Long-term Debt, including current maturities	$247.7	$274.3	(9.7)%
Non-Vehicle Debt	$267.2	$301.8	(11.5)%
Non-Vehicle Net Debt(1)	$209.1	$242.9	(13.9)%
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.
(2) This quarter we updated our definition of Adjusted EBITDA to align with dealership industry.
NM = Not meaningful.

Second Quarter 2024 — Segment Results

Powersports Segment

	Second Quarter
$ in millions, except per unit	2024	2023	YOY Change
Unit Sales (#)
Retail
New	12,004	13,126	(8.5)%
Pre-owned	4,796	6,137	(21.9)%
Total retail	16,800	19,263	(12.8)%
Pre-owned wholesale	907	1,014	(10.6)%
Total Powersports Unit Sales	17,707	20,277	(12.7)%

Revenue
New	$175.8	$185.5	(5.2)%
Pre-owned	59.2	84.2	(29.7)%
Finance & Insurance, net	29.7	33.2	(10.5)%
Parts, Services, and Accessories	56.9	65.4	(13.0)%
Total Powersports Revenue	$321.6	$368.3	(12.7)%

Gross Profit
New	$21.6	$28.6	(24.5)%
Pre-owned	9.3	10.9	(14.7)%
Finance & Insurance, net	29.7	33.2	(10.5)%
Parts, Services, and Accessories	26.2	30.4	(13.8)%
Total Powersports Gross Profit	$86.8	$103.1	(15.8)%
Powersports GPU(1)	$5,167	$5,349	(3.4)%
(1)Calculated as total powersports gross profit divided by total retail units sold.

Vehicle Transportation Services Segment

	Second Quarter
($ in millions)	2024	2023	Change
Vehicles Transported (#)	23,334	23,637	(1.3)%
Vehicle Transportation Services Revenue	$15.2	$14.4	5.6%
Vehicle Transportation Services Gross Profit	$3.1	$3.4	(8.8)%

Investor Conference Call
RumbleOn's management will host a conference call to discuss these results on August 7, 2024 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). To access the conference call, callers may dial 1-646-307-1865 (or 1-800-717-1738 for callers outside of the United States) and enter conference ID 16525. A live and archived webcast will be accessible from RumbleOn's Investor Relations website at https://investors.rumbleon.com.

About RumbleOn
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: our Powersports dealership group and Wholesale Express, LLC, an asset-light transportation services provider focused on the automotive industry. Our Powersports group is the largest powersports retail group in the United States (as measured by reported revenue, major unit sales and dealership locations), offering over 500 powersports franchises representing 50 different brands of products. Our Powersports group sells a wide selection of new and pre-owned products, including parts, apparel, accessories, finance & insurance products and services, and aftermarket products. We are the largest purchaser of pre-owned powersports vehicles in the United States and utilize RideNow's Cash Offer to acquire vehicles directly from consumers.
For more information on RumbleOn, please visit rumbleon.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@rumbleon.com

Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Powersports vehicles	$235.0	$269.7	$449.8	$503.0
Parts, service and accessories	56.9	65.4	109.8	124.5
Finance and insurance, net	29.7	33.2	55.5	60.4
Vehicle transportation services	15.2	14.4	29.5	29.2
Total revenue	336.8	382.7	644.6	717.1
Cost of revenue:
Powersports vehicles	204.1	230.3	389.2	431.3
Parts, service and accessories	30.7	35.0	60.0	66.8
Vehicle transportation services	12.1	11.0	22.9	22.3
Total cost of revenue	246.9	276.3	472.1	520.4
Gross profit	89.9	106.4	172.5	196.7
Selling, general and administrative	71.4	100.3	145.3	186.6
Depreciation and amortization	3.1	5.3	6.6	10.0
Operating income	15.4	0.8	20.6	0.1
Other income (expense):
Floor plan interest expense	(4.3)	(3.4)	(8.3)	(5.9)
Other interest expense, net	(11.9)	(14.9)	(24.0)	(30.0)
Other income	—	0.1	0.3	0.1
Total other expense	(16.2)	(18.2)	(32.0)	(35.8)
Loss from continuing operations before income taxes	(0.8)	(17.4)	(11.4)	(35.7)
Income tax benefit	(0.1)	(4.6)	(0.4)	(6.2)
Loss from continuing operations	$(0.7)	$(12.8)	$(11.0)	$(29.5)
Loss from discontinued operations	—	(0.8)	—	(1.0)
Net loss	$(0.7)	$(13.6)	$(11.0)	$(30.5)

Weighted average shares-basic and diluted	35.2	16.5	35.2	16.3
Loss from continuing operations per share - basic and diluted	$(0.02)	$(0.78)	$(0.31)	$(1.81)
Net loss per share - basic and diluted	$(0.02)	$(0.83)	$(0.31)	$(1.87)
Common shares outstanding, net of treasury stock, at period end	35.3	16.6	35.3	16.6

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 ($ in millions)

	(Unaudited)
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$58.1	$58.9
Restricted cash	13.0	18.1
Accounts receivable, net	35.4	50.3
Inventory	347.6	347.5
Prepaid expense and other current assets	2.6	6.0
Total current assets	456.7	480.8
Property and equipment, net	73.4	76.8
Right-of-use assets	162.8	163.9
Franchise rights and other intangible assets	201.6	203.3
Other assets	1.5	1.5
Total assets	$896.0	$926.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	73.2	$68.1
Vehicle floor plan notes payable	295.4	291.3
Current portion of long-term debt	39.2	35.6
Total current liabilities	407.8	395.0
Long-term liabilities:
Long-term debt	208.5	238.7
Operating lease liabilities	134.1	134.1
Other long-term liabilities, including finance lease obligation	52.2	52.9
Total long-term liabilities	394.8	425.7
Total liabilities	802.6	820.7
Commitments and contingencies
Stockholders’ equity:
Additional paid-in capital	690.0	701.0
Accumulated deficit	(592.3)	(591.1)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	93.4	105.6
Total liabilities and stockholders’ equity	$896.0	$926.3

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in millions)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11.0)	$(30.5)
Loss from discontinued operations	—	(1.0)
Loss from continuing operations	(11.0)	(29.5)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	6.6	10.0
Amortization of debt issuance costs	4.4	4.8
Stock-based compensation	2.8	7.8
Deferred taxes	(0.4)	(6.5)
Gain on partial termination of warehouse lease	(0.9)	—
Interest paid-in-kind capitalized in debt principal	0.6	—
Valuation allowance charge for loan receivable assets	—	6.2
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	14.9	(6.8)
Inventory	(0.1)	3.1
Prepaid expenses and other assets	3.4	0.3
Other liabilities	1.9	4.0
Accounts payable and accrued liabilities	5.0	2.1
Floor plan trade note borrowings	2.0	(1.1)
Net cash provided by (used in) operating activities	29.2	(5.6)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	—	(3.3)
Purchase of property and equipment	(1.0)	(6.0)
Technology development	(0.4)	(1.1)
Net cash used in investing activities	(1.4)	(10.4)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt, including finance leases	(35.5)	(8.4)
Increase (decrease) in borrowings from non-trade floor plans	2.1	25.2
Shares redeemed for employee tax obligations	—	(0.7)
Other financing	(0.3)	—
Net cash provided by (used in) financing activities	(33.7)	16.1
CASH FLOWS FROM DISCONTINUED OPERATIONS
Net cash provided by operating activities	—	3.7
Net cash used in financing activities	—	(5.3)
Net cash used in discontinued operations	—	(1.6)
NET CHANGE IN CASH	(5.9)	(1.5)
Cash and restricted cash at beginning of period	77.0	58.6
Cash and restricted cash at end of period	$71.1	$57.1

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, the impact of income taxes, depreciation and amortization and discontinued operations. Adjusted EBITDA further adds back non-cash stock-based compensation costs, transaction costs, certain litigation expenses not associated with our ongoing operations, charges related to the 2023 proxy contest and reorganization of our Board of Directors, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Beginning with this quarter and to align with industry practice, Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats Interest expense on vehicle floor plan debt as operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles. For prior period Adjusted EBITDA under this revised definition, see the schedule at the end of this release.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	Second Quarter		First Half
	2024	2023	2024	2023
Net loss (GAAP)	$(0.7)	$(13.6)	$(11.0)	$(30.5)
Loss from discontinued operations	—	(0.8)	—	(1.0)
Loss from continuing operations	(0.7)	(12.8)	(11.0)	(29.5)
Add back:
Floor plan interest expense	4.3	3.4	8.3	5.9
Other interest expense	11.9	14.9	24.0	30.0
Depreciation and amortization	3.1	5.3	6.6	10.0
Income tax provision (benefit)	(0.1)	(4.6)	(0.4)	(6.2)
EBITDA (non-GAAP)	18.5	6.2	27.5	10.2
Adjustments:
Floor plan interest expense	(4.3)	(3.4)	(8.3)	(5.9)
Stock-based compensation	1.4	4.9	2.8	7.8
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.2	0.3	0.5	0.6
Other non-recurring costs(1)	0.4	0.3	1.3	1.0
Personnel restructuring costs(2)	—	3.8	0.1	4.7
Proxy contest and Board reorganization charges	—	4.7	—	4.7
Loss associated with ROF loan receivables(3)	—	3.4	—	5.4
Adjusted EBITDA (non-GAAP)	$16.2	$20.2	$23.9	$28.5

(1) Other non-recurring costs, which include one-time expenses incurred. For 2024 period, this was primarily costs for a canceled service contract and litigation settlement expenses. Balance in 2023 was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Amount in 2023 is primarily comprised of expenses associated with the separation of a former officer of the Company.
(3) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We view free cash flow when assessing the Company's sources of liquidity and capital resources. We believe that free cash flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	First Half
	2024	2023
Cash flows from operating activities (GAAP)	$29.2	$(5.6)
Less:
Capital expenditures	(1.0)	(6.0)
Free Cash Flow (non-GAAP)	$28.2	$(11.6)

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. While restricted cash was previously included in our calculation, beginning with this earnings release we revised this definition to exclude restricted cash. Our restricted cash is principally related to vehicle floor plan debt. Vehicle floor plan debt and finance lease obligations are not included in this measure. Previously reported amounts of this non-GAAP measure included within this earnings release have been revised to exclude restricted cash. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of June 30, 2024	As of December 31, 2023
Long-term debt, including current maturities (GAAP)	$247.7	$274.3
Add back: unamortized debt discount and debt issuance costs	19.5	27.5
Principal of long-term debt, including current maturities	267.2	301.8
Less: unrestricted cash	(58.1)	(58.9)
Non-Vehicle Net Debt (non-GAAP)	$209.1	$242.9

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, charges related to the 2023 proxy contest and reorganization of our Board of Directors, and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our Vision 2026 goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we think it is important to evaluate Adjusted SG&A along with SG&A and our overall statement of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Second Quarter		First Half
	2024	2023	2024	2023
SG&A (GAAP)	$71.4	$100.3	$145.3	$186.6
% of Gross Profit	79.4%	94.3%	84.2%	94.9%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.2)	(0.3)	(0.5)	(0.6)
Other non-recurring costs(1)	(0.4)	(0.3)	(1.3)	(1.0)
Personnel restructuring costs(2)	—	(3.8)	(0.1)	(4.7)
Charges related to proxy contest and Board of Directors reorganization	—	(4.7)	—	(4.7)
Loss associated with RumbleOn Finance loan receivables(3)	—	(3.4)	—	(5.4)
Adjusted SG&A (non-GAAP)	$70.8	$87.8	$143.4	$170.2
% of Gross Profit	78.7%	82.5%	83.1%	86.5%

(1) Other non-recurring costs, which include one-time expenses incurred. For the 2024 period, amount consisted primarily of costs for a canceled service contract, and litigation settlement expenses. For the 2023 period, the balance was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Amount in 2023 is primarily comprised of expenses associated with the separation of a former officer of the Company.
(3) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.

RumbleOn, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of June 30, 2024(1)

Consolidated Total Net Leverage Ratio		4.6x
Covenant	Maximum Allowed	5.5x

Consolidated Senior Secured Net Leverage Ratio		4.6x
Covenant	Maximum Allowed	5.0x
(1) Calculated in accordance with our credit agreement.

RumbleOn, Inc.
Supplementary Schedule
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA (as revised)

A reconciliation of net loss to EBITDA and Adjusted EBITDA for prior periods under the definition revised beginning with our earnings release for the second quarter of 2024 is provided below:

	2023					2024
	Q1	Q2	Q3	Q4	Full Year	Q1
Net loss (GAAP)	$(16.9)	$(13.6)	$(16.5)	$(168.5)	$(215.5)	$(10.3)
Loss from discontinued operations	(0.2)	(0.8)	—	(0.1)	(1.1)	—
Loss from continuing operations	(16.7)	(12.8)	(16.5)	(168.4)	(214.4)	(10.3)
Add back:
Floor plan interest expense	2.5	3.4	3.9	3.4	13.2	4.0
Other interest expense	15.1	14.9	16.0	18.0	64.0	12.1
Depreciation and amortization	4.7	5.3	7.2	4.8	22.0	3.5
Income tax provision (benefit)	(1.6)	(4.6)	(3.5)	69.0	59.3	(0.3)
EBITDA (non-GAAP)	4.0	6.2	7.1	(73.2)	(55.9)	9.0
Adjustments:
Floor plan interest expense	(2.5)	(3.4)	(3.9)	(3.4)	(13.2)	(4.0)
Stock-based compensation	2.9	4.9	3.1	1.1	12.0	1.4
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.3	0.3	0.2	0.3	1.1	0.3
Other non-recurring costs(1)	0.7	0.3	1.1	0.6	2.7	0.9
Personnel restructuring costs(2)	0.9	3.8	0.6	—	5.3	0.1
Charges related to proxy contest and Board of Directors reorganization	—	4.7	0.4	—	5.1	—
Loss associated with RumbleOn Finance loan receivables(3)	2.0	3.4	0.6	1.6	7.6	—
Pre-owned vehicle inventory valuation adjustment(4)	—	—	—	12.6	12.6	—
Impairment of goodwill and franchise rights	—	—	—	60.1	60.1	—
Adjusted EBITDA (non-GAAP)	$8.3	$20.2	$9.2	$(0.3)	37.4	7.7

(1) Other non-recurring costs, which include one-time expenses incurred. For the 2024 period, amount consisted primarily of costs for a canceled service contract and litigation settlement expenses. For the 2023 period, the balance was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Amount in 2023 is primarily comprised of expenses associated with the separation of a former officer of the Company.
(3) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.
(4) Reflects write-down to net realizable value for pre-owned inventory purchased at elevated pandemic prices that are no longer supported.